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                                                                    EXHIBIT 10.5

                             DISTRIBUTION AGREEMENT
                             ----------------------


         This Distribution Agreement (the "Agreement") is made as of the __ day of August 1997 between ALZA Corporation, a Delaware corporation ("ALZA"), and Crescendo Pharmaceuticals Corporation, a Delaware corporation ("Crescendo").


                               B A C K G R O U N D
                               -------------------

         A. ALZA is the holder of all of the issued and outstanding shares of capital stock of Crescendo. ALZA intends to contribute $300 million to Crescendo, to license certain technology to Crescendo, and to make other arrangements in order to establish Crescendo as a separate enterprise for the purpose of selecting and developing human pharmaceutical products and commercializing such products, most likely through licensing to ALZA.

         B. ALZA intends to distribute all of the Crescendo Shares (as defined below) to the holders of (i) ALZA Common Stock; (ii) ALZA's outstanding 5% convertible subordinated debentures due 2006 (the "5% Debentures"); and (iii) ALZA's outstanding 5 1/4% zero coupon convertible subordinated debentures due 2014 (the "5 1/4% Debentures" and, together with the 5% Debentures, the "Debentures").

         Now, therefore, the parties agree as follows:

1.  Definitions.
    -----------

    For purposes of this Agreement, the following terms shall have the meanings set forth below:

    1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

    1.2 "Agent" shall mean Boston EquiServe, L.P., as distribution agent, appointed by ALZA to distribute certificates representing the Crescendo Shares pursuant to the Distribution.

    1.3 "ALZA/Crescendo Agreements" shall mean this Agreement, the Development Agreement, the Technology License Agreement, the License Option Agreement, the Services Agreement and the Purchase Option.
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    1.4  "ALZA Common Stock" shall mean the Common Stock, par value $0.01 per share, of ALZA.

    1.5  "Commission" shall mean the Securities and Exchange Commission.

    1.6 "Crescendo Shares" shall mean the Class A Common Stock, par value $0.01 per share, of Crescendo.

    1.7 "Development Agreement" shall mean the Development Agreement dated as of the date hereof between ALZA and Crescendo.

    1.8 "Distribution" shall mean the distribution of Crescendo Shares to holders of record on August __, 1997 of ALZA Common Stock and Debentures immediately following completion of the transactions contemplated in Sections 2 and 3 hereof.

    1.9 "Distribution Date" shall mean the proposed date of effecting the Distribution, which is anticipated to occur on or about August __, 1997.

   1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   1.11 "Form 8-A" shall mean the registration statement on Form 8-A to be filed by Crescendo with the Commission to effect the registration of the Crescendo Shares pursuant to the Exchange Act.

   1.12 "License Option Agreement" shall mean the License Option Agreement dated as of the date hereof between ALZA and Crescendo.

   1.13 "Prospectus" shall mean the prospectus to be distributed to the holders of ALZA Common Stock and Debentures in connection with the Distribution.

   1.14 "Purchase Option" shall mean that certain option contained in Crescendo's Restated Certificate of Incorporation pursuant to which ALZA has the right to purchase all, but not less than all, of the outstanding Crescendo Shares.

   1.15 "Record Date" shall mean the close of business on August __, 1997 or such other date as is determined by the ALZA Board of Directors or any committee thereof.

   1.16 "Registration Statement" shall mean the registration statement on Form S-1 registering the issuance of Crescendo Shares pursuant to the Distribution.

   1.17 "Services Agreement" shall mean the Services Agreement dated as of the date hereof between ALZA and Crescendo.

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

   1.18  "Securities Act" shall mean the Securities Act of 1933, as amended.

   1.19 "Technology License Agreement" shall mean the Technology License Agreement dated as of the date hereof between ALZA and Crescendo.

2.  Preliminary Action.
    ------------------

    2.1  Registration Statement and Prospectus.  Crescendo has prepared and
         -------------------------------------
filed the Registration Statement with the Commission. Subject to the conditions set forth herein, ALZA and Crescendo shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act. Crescendo has prepared, and ALZA shall cause to be mailed, the Prospectus to the record holders on the Record Date of ALZA Common Stock and ALZA Debentures.

    2.2  Form 8-A.  Crescendo has prepared and filed with the Commission a Form
         --------
8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, Crescendo shall use reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

    2.3  Blue Sky.  Crescendo shall take all such action as may be necessary or
         --------
appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Distribution to permit the Crescendo Shares to be distributed as described in the Prospectus.

    2.4  Listing.  Crescendo has prepared and filed an application to effect
         -------
the listing of the Crescendo Shares on the Nasdaq National Market. Crescendo shall use reasonable efforts to cause the Crescendo Shares to be so listed.

    2.5  No Representations or Warranties; Consents.  Each party hereto
         ------------------------------------------
understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

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3.  Issue and Sale of Crescendo Shares.
    ----------------------------------

    3.1  Purchase of Crescendo Class A Common Stock.  Prior to the Distribution
         ------------------------------------------
Date, in consideration of, among other things, a $300 million capital contribution to Crescendo by ALZA, Crescendo will issue to ALZA that number of Crescendo Shares such that ALZA may distribute to holders of ALZA Common Stock and ALZA Debentures one Crescendo Share for every 20 shares of ALZA Common Stock held on the Record Date, one Crescendo Share for every ______ shares of ALZA Common Stock into which such holder's 5% Debentures held on the Record Date are convertible and one Crescendo Share for every _______ shares of ALZA Common Stock into which such holder's 5 1/4% Debentures held on the Record Date are convertible. ALZA and Crescendo acknowledge that all of the Crescendo Shares held by ALZA will be distributed by ALZA to the holders of outstanding shares of ALZA Common Stock and Debentures.

4.  The Distribution.
    ----------------

    4.1  The Distribution.  Crescendo shall take all steps required by ALZA or
         ----------------
the Agent to effect the Distribution. Prior to the Distribution, and upon receipt of the capital contribution described in Section 3 hereof, Crescendo shall cause to be issued to ALZA a certificate or certificates representing a sufficient number of Crescendo Shares so that ALZA may distribute one Crescendo Share for every 20 shares of ALZA Common Stock held on the Record Date, one Crescendo Share for every ______ shares of ALZA Common Stock into which the 5% Debentures held on the Record Date are convertible and one Crescendo Share for every _______ shares of ALZA Common Stock into which the 5 1/4% Debentures held on the Record Date are convertible.

    4.2  Expenses of Distribution.  All expenses related in any way to the
         ------------------------
Distribution, including without limitation all legal, financial advisory and accounting fees of ALZA and Crescendo, shall be borne by ALZA.

5.  Additional Assurances:  Indemnification.
    ---------------------------------------

    5.1  Mutual Assurances.  ALZA and Crescendo agree to cooperate with respect
         -----------------
to the implementation of the ALZA/Crescendo Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated thereby.

    5.2  Indemnification.  If ALZA exercises the Purchase Option, from and after
         ---------------
such exercise, ALZA shall indemnify, defend and hold harmless Crescendo's officers and directors to the same extent as provided in Crescendo's Restated Certificate of Incorporation.

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

    5.3  Notice.  Any person entitled to indemnification pursuant to Section 5.2
         ------
shall give ALZA prompt notice in writing, in the manner set forth in Section 7.7 below, of any claim or demand made against such person for which such person may be entitled to indemnification under Section 5.2.

6.  Conditions to Effectiveness of Distribution.
    -------------------------------------------

    The Distribution shall be subject to the satisfaction or waiver by ALZA of the following conditions and the satisfaction or waiver by Crescendo of the conditions in Sections 6.8 and 6.9:

    6.1  Board Approval.  The ALZA/Crescendo Agreements (including exhibits and
         --------------
schedules) shall have been approved by the Board of Directors of ALZA and Crescendo and shall have been executed and delivered by appropriate officers of ALZA and Crescendo, and the ALZA Board of Directors (or a committee thereof) shall have declared a dividend of the Crescendo Shares as of the Record Date to the holders of record of the ALZA Common Stock and authorized the distribution of Crescendo Shares to the holders of Debentures.

    6.2  Securities Law Compliance.  The transactions contemplated hereby shall
         -------------------------
be in compliance with applicable federal and state securities laws, and the Registration Statement shall have been declared effective and no stop orders shall have been instituted with respect thereto under the Securities Act.

    6.3  Restated Certificate of Incorporation.  The Restated Certificate of
         -------------------------------------
Incorporation of Crescendo shall have been adopted by the Board of Directors, approved by ALZA as sole stockholder of Crescendo, and filed with the Delaware Secretary of State.

    6.4  Form 8-A Effective.  The Form 8-A shall have become effective under
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the Exchange Act.

    6.5  Listing Application Approved.  The Crescendo Shares shall be approved
         ----------------------------
for quotation on the Nasdaq National Market.

    6.6  Fairness Opinion.  ALZA shall have received an opinion of Merrill
         ----------------
Lynch, Pierce, Fenner & Smith Incorporated, investment advisor to ALZA, in form and substance satisfactory to ALZA, to the effect that (i) from a financial point of view, the Distribution provides a reasonable structure to pursue the financial objectives described in the Prospectus of ALZA, (ii) from a financial point of view, the Distribution is fair to the stockholders of ALZA and (iii) from a financial point of view, the basis on which Crescendo Shares will be distributed to ALZA's Debenture holders is fair and appropriate in light of the basis on which holders of ALZA Common Stock are participating.

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

    6.7  Permits and Licenses.  Crescendo shall have received such permits and
         --------------------
licenses as may be necessary for the purpose of commencing operations contemplated by the ALZA/Crescendo Agreements.

    6.8  Consents.  Each of ALZA and Crescendo shall have received such
         --------
consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transaction contemplated by this Agreement.

    6.9  Other Instruments.  All actions and other documents and instruments
         -----------------
deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to ALZA and Crescendo.

   6.10  Legal Proceedings.  No legal proceedings affecting or arising out of
         -----------------
the transactions contemplated hereby or which could otherwise affect ALZA or Crescendo in a materially adverse manner shall have been commenced or threatened against ALZA, Crescendo or the directors or officers of either ALZA or Crescendo.

   6.11  Material Changes.  No material adverse change shall have occurred with
         ----------------
respect to ALZA or Crescendo, the securities markets (either generally or with respect to ALZA or Crescendo) or general economic or financial conditions which shall, in the reasonable judgment of ALZA, make the transactions contemplated by this Agreement inadvisable.

   6.12  Other Conditions.  Such other conditions as may be set by the ALZA
         ----------------
Board of Directors or any committee thereof in the resolutions authorizing the Distribution shall have been satisfied.

7.  Miscellaneous.
    -------------

    7.1  Waiver, Remedies and Amendment.  Any waiver by either party hereto of a
         ------------------------------
breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a

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

limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

    7.2  Assignment.  Neither party may assign its rights and obligations
         ----------
hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to an Affiliate of ALZA or to an Affiliate of ALZA or to any person or entity with which ALZA is merged or consolidated or which acquires all or substantially all of the assets of ALZA.

    7.3  Arbitration.
         -----------

         (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the city of San Francisco, state of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 7.7 of this Agreement shall be valid and sufficient.

         (b) In any arbitration pursuant to this Section 7.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Crescendo within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 7.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

    7.4  Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

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

    7.5  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

    7.6  Headings.  The headings set forth at the beginning of the various
         --------
sections of this Agreement are for convenience and form no part of the Agreement between the parties.

    7.7  Notices.  Notices required under this Agreement shall be in writing and
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sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail, postage prepaid, and addressed as follows:

              If to ALZA:               ALZA Corporation
                                        950 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  Senior Vice President and
                                                    General Counsel

              If to Crescendo:          Crescendo Pharmaceuticals Corporation
                                        1454 Page Mill Road
                                        Palo Alto, CA  94304
                                        Facsimile: __________________
                                        Attention:  President and Chief
                                                    Executive Officer

              All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 7.7.

    7.8  Severability.  If any provision of this Agreement is held by a court of
         ------------
competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

    7.9  Relationship of the Parties.  For all purposes of this Agreement,
         ---------------------------
Crescendo and ALZA shall be deemed to be independent contractors and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Crescendo and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever.

Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way to obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

   7.10  Survival.  The provisions of Sections 1, 5, 7.1, 7.3, 7.5, 7.7, 7.8
         --------
and this Section 7.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    ALZA CORPORATION



                                    By:
                                       ----------------------------------
                                    Title:



                                    CRESCENDO PHARMACEUTICALS CORPORATION



                                    By:
                                       ----------------------------------
                                    Title:  President

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